FINAL
	Company Contact:	David Weinberg

Chief Operating Officer/Chief Financial Officer

SKECHERS USA, Inc.

(310) 318-3100

Investor Relations: Andrew Greenebaum

(310) 829-5400

Skechers Announces Departure of Chief Financial Officer

MANHATTAN BEACH, CA. – September 9, 2009 –SKECHERS USA, Inc. (NYSE:SKX), a global leader in lifestyle footwear, today announced that Fred Schneider, Chief Financial Officer, has informed Skechers of his resignation from his position in order to pursue other interests. Fred plans to remain with the Company through February 2010 in order to enable an orderly transition. The Company also announced that David Weinberg will continue to act as both the Chief Operating Officer and assume the additional responsibilities of Chief Financial Officer, a position he held from 1994-2006.

“I have enjoyed serving as part of the Skechers senior management team and will miss being part of such a dynamic and energetic company,” said, Fred Schneider. “With the Company well positioned for the foreseeable future, I am confident that now is the right time to depart. I am committed to working closely with David and the finance team to facilitate a smooth transition over the coming months.”

David Weinberg, Chief Operating Officer of SKECHERS, said, “Fred has been a valuable leader and we thank him for his guidance and commitment to the company for the past three-plus years as CFO, and prior to that as Chairman of the Audit Committee. Fred has made significant contributions to Skechers, and most notable was his recent leadership and hard work in securing our $250 million, syndicated credit facility. His influence has been felt in the accuracy and strength of our financial reporting, and with the Company’s large cash balance and strong balance sheet, the Executive Management team is confident that we are in a great position to further grow our business. On behalf of Robert, Michael and the Board of Directors, we thank Fred for his many contributions to the Company and wish him well in his future endeavors.”

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of footwear for men, women and children under the SKECHERS name, as well as under several uniquely branded names. SKECHERS footwear is available in the United States via department and specialty stores, Company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and subsidiaries in Canada, Brazil, Chile, and across Europe, as well as through joint ventures in Asia. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or simply state future results, performance or achievements, and can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include international, national and local general economic, political and market conditions including the recent global economic slowdown and financial crisis; the ability to sustain, manage and forecast costs and proper inventory levels; the loss of any significant customers, decreased demand by industry retailers and cancellation of order commitments due to the credit crisis in the global financial markets or other difficulties in their businesses; changes in fashion trends and consumer demands; the level of sales during the spring, back-to-school and holiday selling seasons; the ability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for the products and the various market factors described above; new standards regarding lead content in children’s products including footwear under the Consumer Product Safety Improvement Act of 2008; the ability to maintain brand image; intense competition among sellers of footwear for consumers; further changes to the global economic slowdown that could affect the ability to open retail stores in new markets and/or the sales performance of existing stores; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with political instability in China, the occurrence of a natural disaster or outbreak of a pandemic disease in China, or electrical shortages, labor shortages or work stoppages that may lead to higher production costs and/or production delays; changes in monetary controls and valuations of the Yuan by the Chinese government; increased costs of freight and transportation to meet delivery deadlines; potential imposition of additional duties, tariffs or other trade restrictions; violation of labor or other laws by independent contract manufacturers, suppliers or licensees; popularity of particular designs and categories of products; changes in business strategy or development plans; the ability to attract and retain qualified personnel; the disruption, expense and potential liability associated with existing or unanticipated future litigation; the ability to secure and protect trademarks, patents and other intellectual property; business disruptions resulting from natural disasters such as an earthquake due to the location of domestic warehouse, headquarters and a substantial number of retail stores in California; and other factors referenced or incorporated by reference in the Company’s Form 10-K for the year ended December 31, 2008 and the Company’s Form 10-Q for the quarter ended June 30, 2009. The risks included here are not exhaustive. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.